Exhibit 10.13
GLOBAL EMPLOYMENT HOLDINGS, INC.
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is effective as of this ___day of March, 2006, by and between Global Employment Holdings, Inc., a Delaware corporation (the “Company”), with its principal address at 9090 S. Ridgeline Boulevard, Littleton, CO, 80125, and ___(“Indemnitee”).
     WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;
     WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection;
     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law; and
     WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified by the Company as set forth herein.
     NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:
     1. Agreement to Serve. Indemnitee agrees to serve as a director and/or officer, as applicable, of the Company at the will of the Company for so long as the Indemnitee is duly elected and qualified, appointed or until such time as Indemnitee tenders a resignation in writing or is removed as a director and/or officer, as applicable, in accordance with the Company’s Bylaws as amended from time to time; provided, however, Indemnitee may at any time and for any reason resign from such position.
     2. Indemnification.
          (a) Indemnification. Subject to the further provisions of this Agreement, the Company hereby agrees to and shall indemnify Indemnitee and hold him or her harmless from and against any and all Expenses (as defined below) and Liabilities (as defined below) incurred by Indemnitee or on Indemnitee’s behalf, to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may thereafter permit or authorize. For purposes of this Section 2(a), “Expenses” shall mean all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or out- of-pocket expenses) actually, reasonably and customarily incurred in connection with (i) any Proceeding (as defined in Section 2(c)), (ii) establishing or enforcing any right to indemnification or advancement of expenses under this Agreement, applicable law, any other agreement or provision of the Company’s Certificate of Incorporation or By-laws now or hereafter in effect or otherwise, or (iii) the review and preparation of this Agreement on behalf of Indemnitee; provided, however, that “Expenses” shall not include any Liabilities. For purposes of this Section 2(a), “Liabilities” shall mean liabilities of any type whatsoever incurred by reason of (i) the fact that Indemnitee is or was a Fiduciary (as defined in Section 2(b)(iv)), or (ii) any action taken (or failure to act) by him or her or on his or her behalf in his or her capacity as a Fiduciary, including, but not limited to, any judgments, fines (including any excise taxes assessed on Indemnitee with respect to an employee benefit plan), ERISA excise taxes and penalties, and penalties and amounts paid in settlement of any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement).
          (b) Presumptions.
               (i) Upon making any request for indemnification or advancement of Expenses under this Agreement, Indemnitee shall be presumed to be entitled to such indemnification or advancement of Expenses, as the case may be, under this Agreement and, in connection with any determination with respect to entitlement to indemnification under Section 3(c) hereof, the Company shall have the burdens of coming forward with evidence and of persuasion to overcome that presumption in connection with the making by any Person (as defined below) of any determination contrary to that presumption. Neither the failure of any Person to have made such determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any Person that Indemnitee has not met any applicable standard of conduct, shall be a defense to any such action by Indemnitee or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Section 2(b), “Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust, estate, governmental unit or other enterprise or entity.
               (ii) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise (as defined below), including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 2(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. For purposes of this Section 2(b)(ii), “Enterprise” shall mean any Person of which Indemnitee is or was a Fiduciary.
               (iii) If the Person empowered or selected under Section 3(c) hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 20 calendar days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law.
               (iv) The knowledge and/or actions, or failure to act, of any other Fiduciary (as defined below) shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement. For purposes of this Section 2(b)(iv), “Fiduciary” shall mean individual serving as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of (i) the Company, (ii) any resulting corporation in connection with a consolidation or merger to which the Company is a party, or (iii) any other Person (including an employee benefit plan) at the request of the Company, including any service with respect to an employee benefit plan, its participants or its beneficiaries.
               (c) Effect of Certain Proceedings. The termination of any Proceeding (as defined below) by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, that Indemnitee had reason to believe his or her conduct was unlawful. For purposes of this Section 2(c), “Proceeding” shall mean any threatened, pending or completed investigation, civil or criminal action, third-party action, derivative action, claim, suit, arbitration, counterclaim, cross claim, alternative dispute resolution mechanism, inquiry, administrative hearing or any other proceeding whether civil, criminal, administrative, legislative or investigative, including any appeal therefrom in which Indemnitee was involved as a party or otherwise by reason of (i) the fact that Indemnitee is or was a Fiduciary, or (ii) any action taken (or failure to act) by him or her or on his or her behalf in his or her capacity as a Fiduciary.
     3. Expenses; Indemnification Procedure.
          (a) Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee or on Indemnitee’s behalf, without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee hereby undertakes to repay such amounts advanced if, and only to the extent that, it shall be determined by a final judgment or other final adjudication, not subject to further appeal or review, that Indemnitee is not entitled to be indemnified by the Company as authorized hereby, or under applicable law or otherwise. The advances to be made hereunder shall be paid by the Company to Indemnitee within 20 calendar days following delivery of any written request, from time to time, by Indemnitee to the Company. Any overdue amount of such Expenses to be paid by the Company hereunder shall bear interest, compounded monthly, at a rate of 8% per annum. Advances payable hereunder shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding any statements to the Company to support the advances claimed.
          (b) Notice by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall, as promptly as reasonably practicable under the circumstances, notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or any other matter which may be subject to indemnification of Liabilities or advancement of Expenses covered by this Agreement; provided however, that any delay or failure to so notify the Company shall relieve the Company of its obligations hereunder only to the extent, if at all, that the Company is actually and materially prejudiced by reason of such delay or failure. Notice to the Company shall be directed to the President/Chief Executive Officer of the Company in accordance with Section 14 hereof.
          (c) Determination of Entitlement to Indemnification. Upon the receipt of any notice pursuant to Section 3(b) hereof, a determination, if expressly required by applicable law, with respect to Indemnitee’s entitlement to indemnification hereunder shall be made within 20 calendar days by (i) a majority vote of the Company’s Board of Directors (the “Board”) who are not parties to the Proceeding in respect of which indemnification is sought by Indemnitee, even though less than a quorum or (ii) by a committee of such directors designated by majority vote of such directors even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by Independent Counsel (as defined below) in a written opinion to the Board (a copy of which opinion shall be delivered to Indemnitee); provided, however, that if there has been a Change of Control (as defined below) at or prior to the time of such notice by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined within the foregoing time period by Independent Counsel (as defined below) selected by Indemnitee, such determination to be set forth in a written opinion to the Board (a copy of which opinion shall be delivered to Indemnitee). The Company agrees to pay the reasonable fees of any Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. If, pursuant to the foregoing, it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 20 calendar days from the date of notice by Indemnitee pursuant to Section 3(b) hereof. Indemnitee shall reasonably cooperate in the making of such determination, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. For the avoidance of doubt, any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Person making such determination shall be included as Expenses for the purposes of this Agreement. Nothing in this Section 3(c) shall be construed to limit or modify the presumptions in favor of Indemnitee set forth in Section 2(b). For purposes of this Section 3(c), “Change of Control” shall be deemed to have occurred in any one of the following circumstances occurring after the date hereof: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of whether the

Company is then subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15%. For purposes of this Section 3(c), “Independent Counsel” shall mean a nationally recognized law firm, or a member of a nationally recognized law firm, that is experienced in matters of corporate law and neither currently is, nor in the 5 years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnities under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. For the avoidance of doubt, any law firm or member of a law firm that shall have advised either party with respect to the review and preparation of this Agreement shall not be Independent Counsel for the purposes of this Agreement.
          (d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a claim pursuant to Section 3(b) hereof, the Company has liability insurance in effect which may cover such claim, the Company shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.
          (e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the expenses of any claim, the Company, if appropriate, shall be entitled to assume the defense of such claim with counsel reasonably approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, reasonable approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such claim at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
     4. Additional Indemnification Rights; Nonexclusivity.
          (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification may not be specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in an indemnified capacity at the time of any action, suit or other covered proceeding.
     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of expenses incurred in connection with any claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses to which Indemnitee is entitled.
     6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken, and may be required in the future to undertake, with or without the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. In such instances, the parties agree that the Company shall not be liable to make any interim payments to Indemnitee whatsoever pending final determination by a court, and any appeals thereof, on such issues.
     7. Officer and Director Liability Insurance. The Company shall use its best efforts to obtain and maintain on an ongoing basis a policy or policies of insurance on commercially reasonable terms with reputable insurance companies providing liability insurance for Fiduciaries, including Indemnitee, in respect of acts or omissions occurring while serving in such capacity, and to ensure the Company’s performance of its indemnification obligations under this Agreement, on terms with respect to coverage and amount (including with respect to the payment of Expenses) no less favorable than those of such policy or policies of insurance in effect on the date hereof. To the extent that the Company maintains a policy or policies of insurance pursuant to this Section 7, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Fiduciary under such policy or policies.
     8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
     9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
          (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law of otherwise as required under the General Corporation Law of the State of Delaware, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;
          (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;
          (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or
          (d) Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, as amended, or any similar successor statute.

     10. Construction of Certain Phrases.
          (a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
          (b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
     12. Successors and Assigns; Assignment. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns. Upon the consummation of the Company’s reincorporation to Delaware, this Agreement shall automatically and without any action on the part of the Company be assigned to the Company’s successor corporation in Delaware.
     13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
     14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipt is acknowledged by the party addressee, on the date of such receipt, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown in the preamble or on the signature page of this Agreement, or as subsequently modified by written notice.
     15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Colorado, with venue allowed only in the City and County of Denver, Colorado, for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Colorado, with venue allowed only in the City and County of Denver, Colorado, even though this Agreement requires that the courts of the State of Colorado apply the law of the State of Delaware in all such proceedings.
     16. Choice of Law. This Agreement shall be governed by construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware (without giving effect to its conflicts of law principles).
     17. Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of any and all directors’ and officers’ liability insurance policies obtained and maintained in accordance with Section 7 of this Agreement. The Company shall promptly notify Indemnitee of any changes in the Company’s directors’ and officers’ insurance coverage.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name:

Title:

AGREED TO AND ACCEPTED

INDEMNITEE:

(Signature)

(Name of Indemnitee)

(Address)